EX-FILING FEES

Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

ENERGY AND WATER DEVELOPMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to be paid	Equity	Common stock, $0.001 par value	457(o)	30,000,000	$0.62	$18,600,000.00	0.0000927	$1,724.22
Fees to be paid	Equity	Common stock, par value $0.001 per share to be offered by the Selling Stockholder	457(o)	25,000,000(3)	$0.22(1)	$5,500,000.00	0.0000927	$509.85

Fees Previously Paid	Equity	Common stock, $0.001 par value	457(o)	55,000,000	$0.22(1)	$12,100,000.00		$1,121.67

	Carry Forward Securities
Carry Forward Securities

	Total Offering Amounts					$24,100,000.00		$2,234.07(4)
	Total Fees Previously Paid							1,121.67
	Total Fee Offsets							0.00
	Net Fee Due							$1,112.40

(1)	Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act on the basis of the closing price of the common stock of the registrant as reported on the OTCQB on May 27, 2022 which date is within five business days prior to the original filing date of this Registration Statement.

(2)	Calculated pursuant to Rule 457(o) of the Securities Act based on an estimate of the proposed maximum aggregate offering price.

(3)	Represents 25,000,000 shares of common stock par value $0.001 that may be sold by the Selling Stockholder named in this registration statement that we may sell and issue to the Selling Stockholder pursuant to a purchase agreement dated January 26, 2022 by and between the registrant and the Selling Stockholder (the “Tysadco Purchase Agreement”). This Registration Statement also covers any additional shares of common stock which may become issuable to prevent dilution from stock splits, stock dividends and similar events.

(4)	The registrant previously paid a total of $1,121.67 in connection with the filing of its initial Registration Statement on Form S-1 (No. 333-265342) on May 31, 2022. The registrant has paid the remaining registration fee of $1,112.40 herewith..

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date